Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Daniel W. Maudlin
Vice President - Chief Financial Officer
Haynes International, Inc.
765-456-6102

HAYNES INTERNATIONAL, INC. ANNOUNCES
ELECTION OF NEW MEMBERS TO ITS BOARD OF DIRECTORS

KOKOMO, IN, March 13, 2023 – Haynes International, Inc. (NASDAQ GM: HAYN), a leading developer, manufacturer and marketer of technologically advanced high-performance alloys, announced today that, effective as of March 9, 2023, the Board of Directors of the Company voted to elect Alicia Masse and Brian Shelton as new members of the Board of Directors.

Alicia Masse has served as a Senior Managing Director at B. Riley Advisory Services since 2020. Prior to joining B. Riley, Ms. Masse was the Managing Director and founder of Alderney Advisors, an advisory firm providing financial and strategic solutions for clients primarily in the automotive and logistics industries. Prior to founding Alderney, Ms. Masse served in Senior Client Advisory roles at Ernst and Young and Arthur Andersen. Ms. Masse earned her Bachelor’s degree from Florida Atlantic University and her MBA in finance from the University of Michigan.

Brian Shelton recently retired after 17 years from Jacobs Engineering and previously CH2M Hill, which Jacobs acquired in 2017. Mr. Shelton was the Senior Vice President – Finance, for Jacobs Engineering as well as the Chief Financial Officer of Jacob’s Critical Mission Solutions business unit. Prior to CH2M Hill, Mr. Shelton served as CFO of American Civil Constructors, and held various positions in the investment banking industry. Mr. Shelton earned his Bachelor of Finance from Arizona State University and his Masters in Finance from the London Business School. Mr. Shelton also served in Special Forces for the United States Marine Corps.

About Haynes International

Haynes International, Inc. is a leading developer, manufacturer and marketer of technologically advanced, nickel and cobalt-based high-performance alloys, primarily for use in the aerospace, industrial gas turbine and chemical processing industries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact, including statements regarding market and industry trends and prospects and future results of operations or financial position, made in this press release are forward-looking. In many cases, you can identify forward-looking statements by terminology, such as “may”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of such terms and other comparable terminology. The forward-looking information may include, among other information, statements concerning the Company’s guidance and outlook for fiscal 2023 and beyond, overall volume and pricing trends, cost reduction strategies and their anticipated impact on our results, gross margin and gross margin trends, capital expenditures, demand for our products and operations and dividends. There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors, many of which are beyond the Company’s control.

The Company has based these forward-looking statements on its current expectations and projections about future events. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based upon those assumptions also could be incorrect. Risks and uncertainties may affect the accuracy of forward-looking statements. Some, but not all, of these risks are described in Item 1A. of Part 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.